ALLIANCEBERNSTEIN TRUST
ALLIANCEBERNSTEIN SMALL/MID CAP VALUE FUND


FORMER POLICIES				CURRENT POLICIES


Investment Objective:
Fundamental:				Non-fundamental:
Long-term growth of capital.		Long-term growth of capital.

Fundamental Investment Policies:	The Fund may not make loans except
The Fund may not make loans except	through (i) the purchase of debt
through (a) the purchase of debt	obligations in accordance with its
obligations in accordance with its	investment objectives and policies;
investment objective and policies;	(ii) the lending of portfolio
(b) the lending of portfolio		securities; (iii) the use of
securities; or (c) the use of		repurchase agreements; or (iv) the
repurchase agreements.			making of loans to affiliated funds
					as permitted under the 1940 Act,
					the rules and regulations thereunder
					(as such statutes, rule or
					regulations may be amended from time
					to time), or by guidance regarding,
					and interpretations of, or exemptive
					orders under, the 1940 Act.

The Fund may not borrow money or	The Fund may not issue any senior
issue senior securities except to	security (as that term is defined
the extent permitted by the 1940 Act.	in the 1940 Act) or borrow money,
					except to the extent permitted by
					the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may
					be amended from time to time) or by
					guidance regarding, or
					interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate regulatory
					authorities.
					For the purposes of this restriction,
					margin and collateral arrangements,
					including, for example, with respect
					to permitted borrowings, options,
					futures contracts, options on futures
					contracts and other derivatives such
					as swaps are not deemed to involve the
					issuance of a senior security.

The Fund may not pledge,		Policy eliminated.
hypothecate, mortgage or otherwise
encumber its assets, except to
secure permitted borrowings.

The Fund may not invest in companies	Policy eliminated.
for the purpose of exercising
control.

The Fund may not purchase or sell	The Fund may not purchase or sell
real estate, except that it may		real estate except that it may
purchase and sell securities of		dispose of real estate acquired as a
companies which deal in real estate	result of the ownership of securities
or interests therein and securities	or other instruments.  This restriction
that are secured by real estate,	does not prohibit the Fund from
provided such securities are		investing in securities or other
securities of the type in which the	instruments backed by real estate or in
Fund may invest.			securities of companies engaged in the
					real estate business

The Fund may not purchase or sell	The Fund may not purchase or sell
commodities or commodity contracts,	commodities regulated by the Commodity
including futures contracts (except	Futures Trading Commission under the
foreign currencies, futures on		Commodity Exchange Act or commodities
securities, currencies and securities	contracts except for futures contracts
indices and forward contracts or	and options on futures contracts.
contracts for the future acquisition
or delivery of securities and
foreign currencies and other similar
contracts and options on the
foregoing).

Related non-fundamental policy:		Related non-fundamental policy
The Fund will not enter into any	eliminated.
futures contracts or options on
futures contracts if immediately
thereafter the market values of
the outstanding futures contracts
of the Fund and the currencies and
futures contracts subject to
outstanding options written by the
Fund would exceed 50% of its total
assets.

The Fund may not act as an		The Fund may not act as an
underwriter of securities, except	underwriter of securities of other
that the Fund may acquire restricted	issuers, except that the Fund may
securities under circumstances in	acquire restricted securities under
which, if such securities were sold,	circumstances in which, if such
that Fund might be deemed to be an	securities were sold, the Fund might
underwriter for purposes of the		be deemed to be an underwriter for
Securities Act.				purposes of the Securities Act of
					1933, as amended (the Securities Act).

The Fund may not concentrate more	The Fund may not concentrate
than 25% of its assets in any		investments in an industry, as
particular industry or group of		concentration may be defined under
industries.				the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may
					be amended from time to time) or by
					guidance regarding, interpretations
					of, or exemptive orders under, the
					1940 Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.

Non-Fundamental Investment Policies:

The Fund may make secured loans of	The Fund may lend portfolio
portfolio securities of up to 30% of	securities to the extent permitted
its total assets.			under the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may be
					amended from time to time) or by
					guidance regarding, interpretations
					of, or exemptive orders under, the
					1940 Act.

The Fund is diversified and, under

the Investment Company Act of 1940,	Non-fundamental policy eliminated.
the Fund may not change this policy	New fundamental policy:
without a shareholder vote.		The Fund is diversified.

The Fund may invest up to 20% of its	The Fund may invest in convertible
total assets in convertible		securities.
securities.

The Fund may invest up to 15% of its	The Fund will limit its investment
net assets in illiquid securities.	in illiquid securities to no more
					than 15% of net assets or such other
					amount permitted by guidance
					regarding the 1940 Act.

The Fund may invest up to 15% of its	The Fund may invest in securities
total assets in securities issued by	issued by non-U.S. companies.
non-U.S. companies.

The Fund may invest up to 10% of its	The Fund may invest in rights or
total assets in rights or warrants.	warrants.

The Fund may make short sales of	The Fund may make short sales of
securities or maintain a short		securities or maintain a short
position but only if at all times	position.
when a short position is open not
more than 33% of the Funds net
assets is held as collateral for
such sales.

					The Fund may not purchase securities
					on margin, except (i) as otherwise
					provided under rules adopted by the
					SEC under the 1940 Act or by guidance
					regarding the 1940 Act, or
					interpretations thereof, and (ii) that
					the Fund may obtain such short-term
					credits as are necessary for the
					clearance of portfolio transactions,
					and the Fund may make margin payments
					in connection with futures contracts,
					options, forward contracts, swaps, caps, floors, collars and other financial instruments.

					The Fund may invest in the securities
					of other investment companies,
					including exchange-traded funds, to
					the extent permitted under the 1940
					Act or the rules and regulations
					thereunder (as such statute, rules or
					regulations may be amended from time
					to time) or by guidance regarding,
					interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate regulatory
					authorities.